UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.       )

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[ ]	Preliminary information statement	[ ]	Confidential, for use of the Commission
only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive information statement

SALEEN AUTOMOTIVE, INC.

(Name of Registrant as Specified in Charter)

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[ ]	Fee paid previously with preliminary materials.

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SALEEN AUTOMOTIVE, INC.

2735 Wardlow Road

Corona, CA 92882

To the Holders of Common Stock of

Saleen Automotive, Inc.:

Saleen Automotive, Inc., a Nevada corporation (the “Company”), on June 19, 2015, obtained written consents from stockholders holding a majority of the outstanding voting stock of the Company to approve an amendment of the Company’s articles of incorporation, as amended, to increase the number of authorized shares of common stock from 500,000,000 to 2,500,000,000.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement. The board of directors of the Company has unanimously approved the above actions.

Under Section 78.320 of the Nevada Revised Statutes, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholders holding a majority of the outstanding shares of voting stock of the Company approved the foregoing actions. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing actions by less than unanimous written consent of the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Steve Saleen
Steven Saleen
Director

Corona, CA

September 29, 2015

SALEEN AUTOMOTIVE, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN

CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This Information Statement is being furnished to the stockholders of Saleen Automotive, Inc., a Nevada corporation (“Company,” “we,” “us” or “our”), to advise them of the corporate action described herein, which has been authorized by the written consent of stockholders owning a majority of the Company’s voting stock, in accordance with the requirements of the Nevada Revised Statutes.

This Information Statement will first be mailed to stockholders on or about September 9, 2015 and is being furnished for informational purposes only.

Our board of directors has determined that the close of business on June 19, 2015 was the record date (“Record Date”) for the stockholders entitled to notice about the actions authorizing the amendment of our articles of incorporation to increase the number of authorized shares of common stock from 500,000,000 to 2,500,000,000. The foregoing amendment is referred to herein as the “Action.”

Under Section 78.320 of the Nevada Revised Statutes, any action required or permitted by the Nevada Revised Statutes to be taken at a meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by stockholders holding at least a majority of the voting power.

As of the Record Date, Steve Saleen, Molly Saleen and Michaels Law Group, who then owned of record approximately 384,211.645 shares of our Super Voting Preferred Stock (“Super Voting Preferred Stock”) and 4,203,681 shares of our common stock (“Common Stock”), representing 53.4% of our outstanding shares of voting stock as of the Record Date, executed and delivered to us a written consent authorizing and approving the Action.

Accordingly, the Action has been approved by the holders of a majority of our outstanding shares of voting stock and no further vote or further action of our stockholders is required to approve the Action. You are hereby being provided with notice of the approval of the Action by less than unanimous written consent of our stockholders. However, under federal law, the Action will not be effective until at least 20 days after this Information Statement has first been sent to stockholders. Stockholders do not have any dissenter or appraisal rights in connection with the Action.

On June 19, 2015, our board of directors approved the amendment of our articles of incorporation to increase the number of authorized shares of Common Stock from 500,000,000 to 2,500,000,000 and authorized our officers to deliver this Information Statement.

Our executive offices are located at 2735 Wardlow Road, Corona, California 92882, and our telephone number is (800) 888-8945.

1

Interest of Persons in Matters to be Acted Upon

No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of the Actions other than as discussed herein.

VOTING SECURITIES

At the time of the stockholder action our issued and outstanding voting securities consisted of shares of Common Stock and Super Voting Preferred Stock. There were 343,041,168 shares of Common Stock issued and outstanding as of the Record Date and 384,211.645 shares of Super Voting Preferred Stock issued and outstanding as of the Record Date.

The rights of Super Voting Preferred Stock are set forth in the Certificate of Designations which became effective on June 12, 2015. The holders of shares of Super Voting Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote.

Each share of Common Stock is entitled to one vote on all matters submitted to the holders of Common Stock for their approval. Each share of Super Voting Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which it is convertible at the applicable record date. On the Record Date, each share of Super Voting Preferred Stock was convertible into 1,000 shares of Common Stock, and therefore, was entitled to 1,000 votes. The written consent of a majority of the outstanding shares of Common Stock and the outstanding shares of Super Voting Preferred Stock, voting together as a single class on an as-converted to common stock basis, was necessary to authorize the Action described herein.

2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding Common Stock beneficially owned on the Record Date for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each executive officer and director and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. Unless otherwise indicated, each person in the table will have sole voting and investment power with respect to the shares shown. For purposes of this table, shares not outstanding which are subject to issuance on exercises of stock options, conversion of Super Voting Common Stock or outstanding convertible promissory notes that are held by one or more person(s) are deemed to be outstanding for the purpose of computing the percentage(s) of outstanding shares beneficially owned by such person(s) but are not deemed to be outstanding for the purpose of computing the percentage for any other person. The table assumes a total of 343,041,168 shares of Common Stock outstanding as of the Record Date.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding

Executive Officers and Directors:
Steve Saleen (1)	302,133,875	46.8%
David Fiene	98,939	*
Jeffrey Kraws (2)	166,667	*
Joe Amato (2)	166,667	*
All directors and executive officers as a group (3)	302,566,148	46.9%

*	Less than 1%

(1)	Consists of shares of Common Stock that may be acquired in the event of the conversion of 302,133.875 shares of Super Voting Common Stock within 60 days of the Record Date. Assuming the conversion of the remaining outstanding shares of Super Voting Common Stock, which are convertible into 384,211,645 shares of Common Stock, Mr. Saleen owns 41.5% of our outstanding voting securities.

(2)	Consists of shares of Common Stock issuable upon the exercise of stock options which are currently exercisable or will become exercisable within 60 days of the Record Date.

(3)	Includes of 302,133,875 shares of Common Stock that may be acquired in the event of the conversion of 302,133.875 shares of Super Voting Common Stock within 60 days of the Record Date, and 333,334 shares of Common Stock issuable upon the exercise of stock options which are currently exercisable or will become exercisable with 60 days of the Record Date.

3

INCREASE IN AUTHORIZED COMMON STOCK

We are currently authorized by our articles of incorporation to issue 500,000,000 shares of Common Stock. As of the Record Date, there were 343,041,168 shares of Common Stock issued and outstanding. In addition, we are currently authorized by our articles of incorporation to issue 1,000,000 shares of preferred stock, all of which have been designated Super Voting Preferred Stock. As of the Record Date, there were 384,211.645 shares of Super Voting Preferred Stock outstanding, convertible into 384,211,645 shares of Common Stock. In addition, on the Record Date, there were outstanding convertible promissory notes convertible (excluding accrued interest through maturity) into 512,117,518 shares of Common Stock at conversion prices ranging from $0.0006 to $0.03 per share (collectively, the “Notes”). We are also required to reserve approximately 896,325,753 shares of Common Stock in connection with the conversion of the Notes.

Pursuant to our Certificate of Designation, each share of Super Voting Preferred Stock will immediately and automatically convert into 1,000 shares of Common Stock at such time that we file an amendment to our articles of incorporation effecting an increase in the authorized shares of Common Stock, such that we have a sufficient number of authorized and unissued shares of Common Stock to permit the conversion of all outstanding shares of Super Voting Preferred Stock.

We are increasing our authorized shares of Common Stock so that we have a sufficient number of authorized and unissued shares of Common Stock to permit the conversion of all outstanding shares of Super Voting Preferred Stock into Common Stock and the conversion of the Notes into Common Stock. Upon the filing of the amendment to our articles of incorporation, as amended, effecting the increase in the authorized shares of Common Stock, the 381,211.645 outstanding shares of Super Voting Preferred Stock will immediately and automatically convert into 381,211,645 shares of Common Stock. Upon the automatic conversion of Super Voting Preferred Stock, Super Voting Preferred Stock will cease to be designated as a separate series of our preferred stock.

In addition to the foregoing, we are increasing our authorized shares of Common Stock because we will likely be required, in connection with the ongoing operation of our business, to issue shares of Common Stock, options, awards and warrants in connection with employee benefit and incentive plans (including our 2013 Omnibus Incentive Plan) and employment arrangements, for financing our future operations, for acquiring other businesses, for forming strategic partnerships and alliances, and for stock dividends and stock splits. No such specific issuances are currently anticipated.

Accordingly, our board of directors believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of Common Stock to provide a sufficient number of authorized and reserved shares to allow for (i) the conversion of Super Voting Preferred Stock and the Notes into Common Stock and (ii) the issuance of shares of Common Stock or other securities in connection with employee benefit and incentive plans (including our 2013 Omnibus Incentive Plan) and arrangements, the financing of our operations, the acquisition of other businesses, the establishment of joint ventures, and such other purposes as our board of directors determines.

The increase in the number of authorized shares of Common Stock to a level that continues to provide a meaningful number of authorized but unreserved shares will permit our board of directors to issue additional shares of Common Stock without further approval of our stockholders, and our board of directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. Our issuance of additional shares of Common Stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

4

Although from time to time we review various transactions that could result in the issuance of shares of Common Stock, other than shares of Common Stock issuable upon the conversion of the Super Voting Preferred Stock and the Notes, we have not reviewed any specific transaction to date that we presently anticipate will result in a further issuance of shares of Common Stock.

Other than limited provisions under the laws of Nevada, we do not have in place provisions which may have an anti-takeover effect. The increase in the number of authorized shares of Common Stock to provide a sufficient number of authorized but unreserved shares to allow for the issuance of shares of Common Stock under various scenarios may be construed as having an anti-takeover effect by permitting the issuance of shares of Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our articles of incorporation, as amended, or bylaws. The increase in the authorized number of shares of Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.

The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. It may also adversely affect the market price of Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of Common Stock may increase.

The holders of Common Stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefor. While we declared and paid a dividend to holders of record of Common Stock as of May 23, 2013, we do not intend to declare and pay dividends in the near future. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock having preference over Common Stock. Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

On the Record Date, the amendment of our articles of incorporation, as amended, to increase the number of authorized shares of Common Stock to 2,500,000,000 was approved by the written consent of stockholders representing approximately 53.4% of our outstanding voting stock. On June 19, 2015, our board of directors approved such amendment. The approval of the amendment of our articles of incorporation, as amended, to authorize the increase of the number of authorized shares of Common Stock to 2,500,000,000 required such board approval and the affirmative vote of stockholders representing a majority of our outstanding voting securities. Such requirements have been met, so no vote or further action of our stockholders is required to approve the amendment of our articles of incorporation to authorize the increase of the number of authorized shares of Common Stock to 2,500,000,000. You are hereby being provided with notice of the approval of such amendment by less than unanimous written consent of our stockholders. The form of the Certificate of Amendment to Articles of Incorporation of Saleen Automotive, Inc. setting forth the amendment is attached to this Information Statement as Exhibit A.

Promptly after the twentieth day after the date this Information Statement has first been sent to stockholders, we intend to take all other required actions to complete the amendment of our articles of incorporation to increase the number of authorized shares of Common Stock to 2,500,000,000 consistent with the foregoing.

5

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering this Information Statement to all stockholders of record as of the Record Date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Information Statement if previously notified by their bank, broker or other holder. This process, by which only one Information Statement is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Copies of this Information Statement are available promptly by calling (800) 888-8945, or by writing to Saleen Automotive, Inc., Attn: Investor Relations, 2735 Wardlow Road, Corona, CA 92882. If you are receiving multiple copies of this Information Statement, you also may request orally or in writing to receive a single copy of this Information Statement by calling (800) 888-8945, or by writing to Saleen Automotive, Inc., Attn: Investor Relations, 2735 Wardlow Road, Corona, CA 92882.

SALEEN AUTOMOTIVE, INC.

Corona, CA
September 29, 2015

6

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

SALEEN AUTOMOTIVE, Inc.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Saleen Automotive, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article VIII(a) is hereby amended in its entirety to read as follows:

a. The Corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
Common	2,500,000,000	$0.001
Preferred	1,000,000	$0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15